UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2020

Riviera Resources, Inc.

(Exact name of registrant specified in its charter)

Delaware	333-225927	82-5121920
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

600 Travis Street, Suite 1700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement to Divest Blue Mountain Midstream

On August 23, 2020, Riviera Resources, Inc. (“Riviera” or the “Company”), through its wholly owned subsidiary Linn Energy Holdco II, LLC (“Seller”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Rheinbund, LLC (the “Purchaser”) and, solely for purposes of Section 11.16 thereof, Citizen Energy Operating, LLC, for the sale of all of the issued and outstanding equity interests (the “Blue Mountain Interests”) of Blue Mountain Midstream LLC (“BMM”), a Delaware limited liability company and wholly owned subsidiary of Seller (the “Blue Mountain Divestiture”), for approximately $111,000,000 (the “Purchase Price”).

The transaction is scheduled to close in the fourth quarter of 2020, subject to the satisfaction of the closing conditions contained in the Purchase Agreement. As discussed further in Item 5.07 below, the transaction may be deemed to constitute a sale of “substantially all” of the Company’s assets on a consolidated basis under Delaware law and for purposes of the Indenture (defined below).

The Purchase Price is subject to adjustments for (i) transaction expenses, (ii) indebtedness and (iii) other purchase price adjustments customary for a transaction of this type. Pursuant to the terms of the Purchase Agreement, the Purchaser is required to pay into escrow a deposit totaling $11,100,000 (the “Deposit”) on or before the first business day following the execution of the Purchase Agreement, which amount will be applied to the Purchase Price if the transaction closes.

The Seller and the Purchaser each make representations and warranties in the Purchase Agreement that are customary for a transaction of this type. The Purchase Agreement also includes customary covenants relating to the Blue Mountain Interests, the operation of BMM’s business and other matters, including, among others, covenants related to transferred employees and restrictions on the Seller’s ability to solicit competing proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding competing proposals.

The completion of the divestiture of the Blue Mountain Interests is subject to customary closing conditions including, among others, the absence of governmental restraints prohibiting the consummation of the transactions contemplated by the Purchase Agreement.

The Purchase Agreement contains customary termination rights, including, among others, the termination rights described below. Either party may terminate the Purchase Agreement if certain closing conditions have not been satisfied, or the transaction has not closed on or before November 21, 2020 (subject to customary extensions). As discussed further in Item 5.07, the Majority Stockholders (as defined below) executed and delivered a written consent authorizing and approving the Blue Mountain Divestiture on August 23, 2020.

If one or more of the closing conditions are not satisfied, or if the transaction is otherwise terminated, the Blue Mountain Divestiture may not be completed. As discussed above, the Purchaser is obligated to pay into escrow a Deposit. The Deposit is refundable only in specified circumstances if the transaction is not consummated.

If the Seller terminates the Purchase Agreement because the Purchaser failed to make true and correct representations and warranties or perform and comply with certain covenants and agreements, then the Seller will be entitled to, as liquidated damages, the entire Deposit and a cash termination fee as liquidated damages, as the Seller’s sole and exclusive remedy. If the Purchaser terminates the Purchase Agreement due to willful and intentional breach of the Purchase Agreement by the Seller, the Purchaser is entitled to recover the actual losses suffered by the Purchaser as a consequence of such termination.

There can be no assurance that the Company will consummate the Blue Mountain Divestiture on the terms or timing described or at all. Assuming the Blue Mountain Divestiture closes in accordance with the terms of the Purchase Agreement, the Company intends to use the net proceeds from the Blue Mountain Divestiture to repay total outstanding borrowings under Blue Mountain Midstream LLC’s credit facility, which were approximately $76 million as of July 31, 2020. Following repayment in full of the credit facility and subject to certain closing adjustments and fees as set forth in the Purchase Agreement, the remainder of the sale proceeds are expected to be added to cash on Riviera’s balance sheet.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Riviera is a Delaware corporation subject to the Delaware General Corporation Law, as amended (“DGCL”). Under Section 271(a) of the DGCL, a Delaware corporation may not sell all or substantially all of its assets without the approval and authorization of a majority of the outstanding stock of Riviera entitled to vote thereon. The Blue Mountain Divestiture, collectively with previously announced sales of Riviera’s interests in properties located in North Louisiana (the “LA Sale”) and Riviera’s interests in properties located in the Anadarko Basin in Oklahoma (the “OK Sale” and together with the LA Sale and Blue Mountain Divestiture, the “271 Sale”) may constitute a sale of “substantially all” of the consolidated assets of the Company for purposes of Section 271(a) of the DGCL, and therefore the Company elected to obtain stockholder authorizing and approving the 271 Sale.

On August 23, 2020, holders of a majority of Riviera’s issued and outstanding shares of common stock, par value $0.01 per share (the “Majority Stockholders”) executed and delivered to Riviera a written consent in lieu of a special meeting of the stockholders. The written consent delivered by the Majority Stockholders authorized and approved the 271 Sale. Because the Majority Stockholders have approved the 271 Sale described above through execution of the written consent in accordance with the DGCL, Riviera’s certificate of incorporation and bylaws, Riviera does not intend to solicit proxies from, or hold a meeting of, stockholders to approve such transaction. Riviera will mail such written consent to its stockholders, notifying them that the Majority Stockholders have consented to the 271 Sale.

Item 7.01	Regulation FD Disclosure.

On August 24, 2020, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release announcing the entry into the Purchase Agreement.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2020	RIVIERA RESOURCES, INC.

	By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	President and Chief Executive Officer